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                                                                        Exh 10.9

                             REIMBURSEMENT CONTRACT

                             EFFECTIVE: JUNE 1, 2006
                                   (CONTRACT)

                                     between

                       LIBERTY AMERICAN INSURANCE COMPANY
                                PINELLAS PARK, FL

                                    (Company)

                                  NAIC # 10955

                                       and

         THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

PREAMBLE

The Legislature of the State of Florida has enacted Section 215.555, Florida Statutes "Statute", which directs the SBA to administer the FHCF. This Contract is subject to the Statute and to any administrative rule adopted pursuant thereto, and is not intended to be in conflict therewith.

In consideration of the promises set forth in this Contract, the parties agree as follows:

ARTICLE I - SCOPE OF AGREEMENT

As a condition precedent to the SBA's obligations under this Contract, the Company, an Authorized Insurer or an entity writing Covered Policies under
Section 627.351, Florida Statutes, in the State of Florida, shall report to the SBA in a specified format the business it writes which is described in this Contract as Covered Policies.

The terms of this Contract shall determine the rights and obligations of the parties. This Contract provides reimbursement to the Company under certain circumstances, as described herein, and does not provide or extend insurance or reinsurance coverage to any person, firm, corporation or other entity. The SBA shall reimburse the Company for its Ultimate Net Loss on Covered Policies in excess of the Company's Retention as a result of each Loss Occurrence commencing during the Contract Year, to the extent funds are available, all as hereinafter defined.

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ARTICLE II - PARTIES TO THE CONTRACT

This Contract is solely between the Company and the SBA which administers the FHCF. In no instance shall any insured of the Company or any claimant against an insured of the Company, or any other third party, have any rights under this Contract, except as provided in Article XIV. The SBA will only disburse funds to the Company, except as provided for in Article XIV of this Contract.

ARTICLE III - TERM

This Contract shall apply to Loss Occurrences which commence during the period from 12:01 a.m., Eastern Time, June 1, 2006, to 12:01 a.m., Eastern Time, June 1, 2007 (Contract Year).

The Company must designate a coverage level, make the required selections, and return this fully executed Contract (two originals) to the FHCF Administrator so that the Contract is received by the FHCF Administrator no later than 5 p.m., Central Time, June 1, 2006. Failure to do so may result in a referral to the Office of Insurance Regulation within the Department of Financial Services for administrative action. Furthermore, the Company's coverage level under this Contract will be deemed as follows:

(1) For Companies that are a member of a National Association of Insurance Commissioners (NAIC) group, the same coverage level selected by the other Companies of the same NAIC group shall be deemed. If executed Contracts for none of the members of an NAIC group have been received by the FHCF Administrator, the coverage level from the prior Contract Year shall be deemed.

(2) For Companies that are not a member of an NAIC group under which other Companies are active participants in the FHCF, the coverage level from the prior Contract Year shall be deemed.

(3) For New Participants, as that term is defined in Article V(21), that are a member of an NAIC group, the same coverage level selected by the other Companies of the same NAIC group shall be deemed.

(4) For New Participants that are not a member of an NAIC group under which other Companies are active participants in the FHCF, the 45%, 75% or 90% coverage levels may be selected providing that the FHCF Administrator receives executed Contracts within 30 calendar days of the effective date of the first Covered Policy, otherwise, the 45% coverage level shall be deemed.

Pursuant to the terms of this Contract, the SBA shall not be liable for Loss Occurrences which commence after the effective time and date of expiration or termination. Should this Contract expire or terminate while a Loss Occurrence covered hereunder is in progress, the SBA shall be responsible for such Loss Occurrence in progress in the same manner and to the same extent it would have been responsible had the Contract expired the day following the conclusion of the Loss Occurrence in progress.

ARTICLE IV - LIABILITY OF THE FHCF

(1) The SBA shall reimburse the Company, with respect to each Loss Occurrence commencing during the Contract Year for the "Reimbursement Percentage" elected, this percentage times the amount of Ultimate Net Loss paid by the Company in excess of the Company's Retention, as adjusted pursuant to
     Article V(28), plus 5% of the reimbursed losses for Loss Adjustment Expense Reimbursement.

(2) The Reimbursement Percentage will be 45% or 75% or 90%, at the Company's option as elected under Article XVIII.

(3) The aggregate liability of the FHCF with respect to all Reimbursement Contracts covering this contract year shall not exceed the limit set forth under Section 215.555(4)(c)1., Florida Statutes. For specifics regarding loss reimbursement calculations, see section (3)(c) of Article X herein.

(4) Reimbursement amounts shall not be reduced by reinsurance paid or payable to the Company from other sources.

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(5)  After the end of the calendar year, the SBA shall notify insurers of the estimated Borrowing Capacity and the Balance of the Fund as of December 31. In May and October of each year, the SBA shall publish in the Florida Administrative Weekly a statement of the FHCF's estimated Borrowing Capacity and the projected Balance of the Fund as of December 31.

(6) The obligation of the SBA with respect to all Contracts covering a particular Contract Year shall not exceed the Balance of the Fund as of December 31 of that Contract Year, together with the maximum amount the SBA is able to raise through the issuance of revenue bonds or other means available to the SBA under Section 215.555, Florida Statutes, up to the limit in accordance with Section 215.555(4)(c)1., Florida Statutes. The obligations and the liability of the SBA are more fully described in Rule 19-8.013, Florida Administrative Code (F.A.C.). If Reimbursement Premiums, earnings thereon, or amounts collected as part of the premium that are attributable to the rapid cash buildup factor are used for debt service in the event of a temporary shortfall in the collection of emergency assessments, then the amount of the Premiums, earnings thereon, or amounts collected as part of the premium that are attributable to the rapid cash buildup factor so used will be reimbursed to the SBA without interest when sufficient emergency assessments are received.

ARTICLE V - DEFINITIONS

(1)  ACTUAL CLAIMS-PAYING CAPACITY OF THE FHCF

     This term means the sum of the Balance of the Fund as of December 31 of a Contract Year, plus any reinsurance purchased by the FHCF, plus the amount the SBA is able to raise through the issuance of revenue bonds up to the limit in accordance with Section 215.555(4)(c)1. and (6), Florida Statutes.

(2)  ACTUARIALLY INDICATED

     This term means, with respect to Premiums paid by Companies for reimbursement provided by the FHCF, an amount determined in accordance with the definition provided in Section 215.555(2)(a), Florida Statutes.

(3)  ADDITIONAL LIVING EXPENSE (ALE)

     ALE losses covered by the FHCF are not to exceed 40 percent of the insured value of a Residential Structure or its contents based on the coverage provided in the policy. Fair rental value, loss of use, loss of rents, or business interruption losses are not covered by the FHCF.

(4)  ADMINISTRATOR

     This term means the entity with which the SBA contracts to perform administrative tasks associated with the operations of the FHCF. The Administrator is Paragon Strategic Solutions Inc., 3600 American Boulevard West, Suite 700, Minneapolis, Minnesota 55431. The telephone number is
     (800) 689-3863, and the facsimile number is (800) 264-0492.

(5)  AUTHORIZED INSURER

     This term is defined in Section 624.09(1), Florida Statutes.

(6)  BORROWING CAPACITY

     This term means the amount of funds which are able to be raised by the issuance of revenue bonds or through other financing mechanisms, less bond issuance expenses and reserves.

(7)  CITIZENS PROPERTY INSURANCE CORPORATION (CITIZENS)

     This term means the entity formed under Section 627.351(6), Florida Statutes and refers to both Citizens Property Insurance Corporation High Risk Account and Citizens Property Insurance Corporation Personal Lines and Commercial Lines Accounts.

(8)  CONTRACT

     This term means this Reimbursement Contract for the current Contract Year.

(9)  COVERED EVENT

     This term means any one storm declared to be a hurricane by the National Hurricane Center, which causes insured losses in Florida, both while it is still a hurricane and throughout any subsequent

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     downgrades in storm status by the National Hurricane Center. Any storm, including a tropical storm, which does not become a hurricane is not a Covered Event.

(10) COVERED POLICY OR COVERED POLICIES

     (a) Covered Policy, as defined in Section 215.555(2)(c), Florida Statutes, is further clarified to mean only that portion of a binder, policy or contract of insurance that insures real or personal property located in the State of Florida to the extent such policy insures a Residential Structure, as defined in definition (27) herein, or the contents of a Residential Structure, located in the State of Florida.

     (b) Due to the specialized nature of the definition of Covered Policies, Covered Policies are not limited to only one line of business in the Company's annual statement required to be filed by Section 624.424, Florida Statutes. Instead, Covered Policies are found in several lines of business on the Company's annual statement. Covered Policies will at a minimum be reported in the Company's statutory annual statement as:

               -    Fire

               -    Allied Lines

               -    Farmowners Multiple Peril

               -    Homeowners Multiple Peril

               - Commercial Multiple Peril (non liability portion, covering condominiums and apartments)

               -    Inland Marine

          Note that where particular insurance exposures, e.g. mobile homes, are reported on an annual statement is not dispositive of whether or not the exposure is a Covered Policy.

     (c) This definition applies only to the first-party property section of a policy pertaining strictly to the structure, its contents, appurtenant structures, or ALE coverage.

     (d) Covered Policy also includes any collateral protection insurance policy covering personal residences which protects both the borrower's and the lender's financial interest, in an amount at least equal to the coverage for the dwelling in place under the lapsed homeowner's policy, if such policy can be accurately reported as required in
          Section 215.555(5), Florida Statutes. A Company will be deemed to be able to accurately report data if the required data, as specified in the Premium Formula adopted in Section 215.555(5), Florida Statutes, is available.

     (e)  See Article VI of this Contract for specific exclusions.

(11) DEDUCTIBLE BUY-BACK POLICIES

     This term means a specific policy that provides coverage to a policyholder for some portion of the policyholder's deductible under a policy issued by another insurer.

(12) ESTIMATED CLAIMS-PAYING CAPACITY OF THE FHCF

     This term means the sum of the projected Balance of the Fund as of December 31 of a Contract Year, plus any reinsurance purchased by the FHCF, plus the most recent estimate of the Borrowing Capacity of the FHCF, determined pursuant to Section 215.555(4)(c), Florida Statutes.

(13) EXCESS POLICIES

     This term, for the purposes of this Contract, means a policy that provides insurance protection for large commercial property risks that provides a layer of coverage above a primary layer (which is insured by a different insurer) that acts much the same as a very large deductible.

(14) FLORIDA DEPARTMENT OF FINANCIAL SERVICES (DEPARTMENT)

     This term means the Florida regulatory agency, created pursuant to Section 20.121, Florida Statutes, which is charged with regulating the Florida insurance market and administering the Florida Insurance Code.

(15) FLORIDA INSURANCE CODE

     This term means those chapters identified in Section 624.01, Florida Statutes, which are designated as the Florida Insurance Code.

                                                                      FHCF-2006K
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(16) FORMULA OR THE PREMIUM FORMULA

     This term means the Formula approved by the SBA for the purpose of determining the Actuarially Indicated Premium to be paid to the FHCF. The Premium Formula is defined as an approach or methodology which leads to the creation of premium rates. The resulting rates are therefore incorporated as part of the Premium Formula.

(17) FUND BALANCE OR BALANCE OF THE FUND AS OF DECEMBER 31

     These terms mean the "Net assets: Unrestricted" as indicated on the unconsolidated FHCF Statement of Net Assets for the then current Contract Year, to which is added: reported FHCF losses (including Loss Adjustment Expense) for the then current Contract Year, whether paid or unpaid by FHCF, as of December 31, and from which is subtracted: any reinsurance recovered prior to, or recoverable as of, December 31; any obligations paid or expected to be paid with bonding proceeds or receipts from emergency assessments; amounts needed for administration for the then current State of Florida fiscal year which have not been spent and which are not reflected on the FHCF Statement of Net Assets; and the amount of undispersed mitigation funds appropriated for the then current State of Florida fiscal year.

(18) INSURER GROUP

     For purposes of the coverage option election in Section 215.555(4)(b), Florida Statutes, Insurer Group means the group designation assigned by the National Association of Insurance Commissioners (NAIC) for purposes of filing consolidated financial statements. A Company is a member of a group as designated by the NAIC until such Company is assigned another group designation or is no longer a member of a group recognized by the NAIC.

(19) LOSS OCCURRENCE

     This term means the sum of individual insured losses incurred under Covered Policies resulting from the same Covered Event. "Losses" means direct incurred losses under Covered Policies and excludes Loss Adjustment Expenses.

(20) LOSS ADJUSTMENT EXPENSE REIMBURSEMENT

     (a) Loss Adjustment Expense Reimbursement shall be 5% of the reimbursed losses under this Contract as provided in Article IV, pursuant to
          Section 215.555(4)(b)1., Florida Statutes.

     (b) To the extent that loss reimbursements are limited to the Payout Multiple applied to each Company, the 5% Loss Adjustment Expense is included in the total Payout Multiple applied to each Company.

(21) NEW PARTICIPANT(S)

     This term means all Companies which begin writing Covered Policies on or after the beginning of the Contract Year. A Company that removes exposure from either Citizens entity, as that term is defined in (7) above, pursuant to an assumption agreement effective on or after June 1 and had written no other Covered Policies before June 1 is also considered a New Participant.

(22) OFFICE OF INSURANCE REGULATION

     This term means that office within the Department of Financial Services and which was created in Section 20.121(3), Florida Statutes.

(23) PAYOUT MULTIPLE

     This term means the multiple as calculated in accordance with Section 215.555(4)(c), Florida Statutes, which is derived by dividing the single season Claims-Paying Capacity of the FHCF by the total aggregate industry Reimbursement Premium for the FHCF for the Contract Year billed as of December 31 of the Contract Year. The final Payout Multiple is determined once Reimbursement Premiums have been billed as of December 31 and the amount of bond proceeds has been determined.

(24) PREMIUM

     This term means the same as Reimbursement Premium.

(25) PROJECTED PAYOUT MULTIPLE

     The Projected Payout Multiple is used to calculate a Company's projected payout pursuant to Section 215.555(4)(d)2.b., Florida Statutes. The Projected Payout Multiple is derived by dividing

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     the estimated single season Claims-Paying Capacity of the FHCF by the estimated total aggregate industry Reimbursement Premium for the FHCF for the Contract Year. The Company's Reimbursement Premium as paid to the SBA for the Contract Year is multiplied by the Projected Payout Multiple to estimate the Company's coverage from the FHCF for the Contract Year.

(26) REIMBURSEMENT PREMIUM

     This term means the Premium determined by multiplying each $1,000 of insured value reported by the Company in accordance with Section 215.555(5)(b), Florida Statutes, by the rate as derived from the Premium Formula, as described in Rule 19-8.028, F.A.C.

(27) RESIDENTIAL STRUCTURES

     This term means dwelling units used as a home or residence for other than transient occupancy, as that term is defined in Section 83.43(10), Florida Statutes. These include the primary structure and appurtenant structures insured under the same policy and any other structures covered under endorsements associated with a policy covering a residential structure, the principal function of which at the time of loss was as a primary or secondary residence. COVERED RESIDENTIAL STRUCTURES DO NOT INCLUDE any structures listed under Article VI herein.

(28) RETENTION

     The Company's Retention means the amount of hurricane losses under Covered Policies which must be incurred by the Company before it is eligible for reimbursement from the FHCF.

     (a) When the Company experiences covered losses from one or two Covered Events during the Contract Year, the Company's full Retention shall be applied to each of the Covered Events.

     (b) When the Company experiences covered losses from more than two Covered Events during the Contract Year, the Company's full Retention shall be applied to each of the two Covered Events causing the largest covered losses for the Company. For each other Covered Event resulting in covered losses, the Company's Retention shall be reduced to one-third of its full Retention and applied to all other Covered Events.

          1. All reimbursement of covered losses for each Covered Event shall be based on the Company's full Retention until January 1 of the Contract Year. Adjustments to reflect a reduction to one-third of the full Retention shall be made as soon as practicable after January 1 of the Contract Year provided the Company reports its losses as specified in this Contract.

          2. Adjustments to the Company's Retention shall be based upon its paid and outstanding losses as reported on the Company's Proof of Loss Reports but shall not include incurred but not reported losses. The Company's Proof of Loss Reports shall be used to determine which Covered Events constitute the Company's two largest Covered Events, and the reduction to one-third of the full Retention shall be applied to all other Covered Events for the Contract Year. After this initial determination, any subsequent adjustments shall be made by the SBA only if the quarterly loss reports reveal that loss development patterns have resulted in a change in the order of Covered Events entitled to the reduction to one-third of the full Retention.

     (c) The Company's full Retention is established in accordance with the provisions of Section 215.555(2)(e), Florida Statutes, and shall be determined by multiplying the Retention Multiple by the Company's Reimbursement Premium for the Contract Year.

     (d) Once the Company's limit of coverage has been exhausted, the Company will not be entitled to further reimbursements. The only exception is with regard to an entity created pursuant to 627.351(6), F.S. which is addressed in Article X(3)(c)2.c.

(29) RETENTION MULTIPLE

     (a) The Retention Multiple is applied to the Company's Reimbursement Premium to determine the Company's Retention. The Retention Multiple for the 2006/2007 Contract Year shall be equal to $4.5 billion, adjusted based upon the reported exposure for the 2005/2006 Contract Year to reflect the percentage growth in exposure to the FHCF since 2004, divided by the

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          estimated total industry Reimbursement Premium at the 90%
          reimbursement percentage level for the Contract Year as determined by the SBA.

     (b) The Retention Multiple as determined under (29)(a) above shall be adjusted to reflect the reimbursement percentage elected by the Company under this Contract as follows:

          1. If the Company elects a 90% reimbursement percentage, the adjusted Retention Multiple is 100% of the amount determined under (29)(a) above;

          2. If the Company elects a 75% reimbursement percentage, the adjusted Retention Multiple is 120% of the amount determined under (29)(a) above; or

          3. If the Company elects a 45% reimbursement percentage, the adjusted Retention Multiple is 200% of the amount determined under (29)(a) above.

(30) ULTIMATE NET LOSS

     (a) This term means all losses of the Company under Covered Policies, prior to the application of the Company's FHCF Retention, as defined under (28) above, and reimbursement percentage, and excluding loss adjustment expense, arising from each Loss Occurrence during the Contract Year, provided, however, that the Company's loss shall be determined in accordance with the deductible level written under the policy sustaining the loss.

     (b) Salvages and all other recoveries, excluding reinsurance recoveries, shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

     (c) All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

     (d) Nothing in this clause shall be construed to mean that losses under this Contract are not recoverable until the Company's Ultimate Net Loss has been ascertained.

     (e) The SBA shall be subrogated to the rights of the Company to the extent of its reimbursement of the Company. The Company agrees to assist and cooperate with the SBA in all respects as regards such subrogation. The Company further agrees to undertake such actions as may be necessary to enforce its rights of salvage and subrogation, and its rights, if any, against other insurers as respects any claim, loss, or payment arising out of a Covered Event.

ARTICLE VI - EXCLUSIONS

This Contract does not provide reimbursement for:

(1)  Any losses not defined as being within the scope of a Covered Policy.

(2)  Any policy which excludes wind or hurricane coverage.

(3) Any Excess Policy or Deductible Buy-Back Policy that requires individual ratemaking.

(4) Any liability of the Company attributable to losses for fair rental value, loss of use, loss of rents, or business interruption.

(5) Any collateral protection policy that does not meet the definition of Covered Policy as defined in Article V(10)(d) herein.

(6)  Any reinsurance assumed by the Company.

(7) Any exposure for: hotels, motels, timeshares, or other similar structures that are rented out daily, weekly, or monthly; homeowner associations, if no habitational structures are insured under the policy; and shelters, camps or retreats.

(8) Commercial healthcare facilities and nursing homes; however, a nursing home which is an integral part of a retirement community consisting primarily of habitational structures that are not nursing homes will not be subject to this exclusion.

(9) Any exposure under commercial policies covering only appurtenant structures or structures that do not function as a habitational structure (e.g. a policy covering only the pool of an apartment complex).

(10) Personal contents in a commercial storage facility covered under a policy that covers only those personal contents.

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(11) Policies covering only Additional Living Expense.

(12) Any exposure for barns or barns with apartments.

(13) Any exposure for builders risk coverage or new residential structures still under construction.

(14) Any exposure described as a vacant property under a commercial policy.

(15) Any exposure for recreational vehicles or boats (including boat related equipment) requiring licensing and written on a separate policy or endorsement.

(16) Any liability of the Company for extra contractual obligations and excess of original policy limits liabilities.

(17) Losses in excess of the sum of the Balance of the Fund as of December 31 of the Contract Year and the amount the SBA is able to raise through the issuance of revenue bonds or by the use of other financing mechanisms, up to the limit pursuant to Section 215.555(4)(c), Florida Statutes.

(18) Any liability assumed by the Company from Pools, Associations, and Syndicates. Exception: Covered Policies assumed from Citizens under the terms and conditions of an executed assumption agreement between the Authorized Insurer and Citizens are covered by this Contract.

(19) All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

(20) Any liability of the Company for loss or damage caused by or resulting from nuclear reaction, nuclear radiation, or radioactive contamination from any cause, whether direct or indirect, proximate or remote, and regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

(21) The FHCF does not provide coverage for water damage which is generally excluded under property insurance contracts and has been defined to mean flood, surface water, waves, tidal water, overflow of a body of water, storm surge, or spray from any of these, whether or not driven by wind.

(22) Specialized Fine Arts Risks as defined in Rule 19-8.028(4)(d), F.A.C.

ARTICLE VII - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. All payments of claims or losses by the Company within the terms and limits of the appropriate coverage parts of Covered Policies shall be binding on the SBA, subject to the terms of this Contract, including the provisions in Article XIII relating to inspection of records and examinations.

ARTICLE VIII - LOSS REIMBURSEMENT ADJUSTMENTS

(1)  OFFSETS

     The SBA reserves the right to offset amounts payable to the SBA from the Company, including amounts payable under previous Contract Years, against any reimbursement or advance amounts due and payable to the Company from the SBA as a result of the liability of the SBA.

(2)  REIMBURSEMENT ADJUSTMENTS

     Section 215.555(4)(d) and (e), Florida Statutes, provides the SBA with the right to seek the return of excess loss reimbursements which have been paid to the Company along with interest thereon. Excess loss reimbursements are those payments made to the Company by the SBA that are in excess of the Company's coverage under the Contract Year. Excess loss reimbursements may result from adjustments to the Projected Payout Multiple or the Payout Multiple, incorrect exposure (Data Call) submissions or resubmissions, incorrect calculations of Reimbursement Premiums or Retentions,

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     incorrect Proof of Loss Reports, incorrect calculation of reinsurance recoveries, or subsequent readjustment of policyholder claims, including subrogation and salvage, or any combination of the foregoing. The Company will be sent an invoice showing the due date for adjustments along with the interest due thereon through the due date. The applicable interest rate for interest credits, and for interest charges for adjustments beyond the Company's control, will be the average rate earned by the SBA for the FHCF for the first five months of the Contract Year. The applicable interest rate for interest charges due to adjustments resulting from incorrect exposure submissions or Proof of Loss Reports will accrue at this rate plus 5%. Interest will continue to accrue if not paid by the due date.

ARTICLE IX - REIMBURSEMENT PREMIUM

(1) The Company shall, in a timely manner, pay the SBA its Reimbursement Premium for the Contract Year. The Reimbursement Premium for the Contract Year shall be calculated in accordance with Section 215.555, Florida Statutes, with any rules promulgated thereunder, and with Article X(2).

(2) Since the calculation of the Actuarially Indicated Premium assumes that the Companies will pay their Reimbursement Premiums timely, interest charges will accrue under the following circumstances. A Company may choose to estimate its own Premium installments. However, if the Company's estimation is less than the provisional Premium billed, an interest charge will accrue on the difference between the estimated Premium and the final Premium. If a Company estimates its first installment, the Administrator shall bill that estimated Premium as the second installment as well, which will be considered as an estimate by the Company. No interest will accrue regarding any provisional Premium if paid as billed by the FHCF's Administrator, except in the case of an estimated second installment as set forth in this Article. Also, if a Company makes an estimation that is higher than the provisional Premium billed but is less than the final Premium, interest will not accrue. If the Premium payment is not received from a Company when it is due, an interest charge will accrue on a daily basis until the payment is received. Interest will also accrue on Premiums resulting from submissions or resubmissions finalized after December 1 of the Contract Year. An interest credit will be applied for any Premium which is overpaid as either an estimate or as a provisional Premium. Interest shall not be credited past December 1 of the Contract Year. The applicable interest rate for interest credits will be the average rate earned by the SBA for the FHCF for the first five months of the Contract Year. The applicable interest rate for interest charges will accrue at this rate plus 5%.

ARTICLE X - REPORTS AND REMITTANCES

(1)  EXPOSURES

     (a) If the Company writes Covered Policies before June 1 of the Contract Year, the Company shall report to the SBA, unless otherwise provided in Rule 19-8.029, F.A.C., no later than the statutorily required date of September 1 of the Contract Year, by ZIP Code or other limited geographical area as specified by the SBA, its insured values under Covered Policies as of June 30 of the Contract Year as outlined in the annual reporting of insured values form, FHCF-D1A (Data Call) adopted for the Contract Year under Rule 19-8.029, F.A.C., and other data or information in the format specified by the SBA.

     (b) If the Company first begins writing Covered Policies on or after June 1 but prior to December 1 of the Contract Year, the Company shall report to the SBA, no later than March 1 of the Contract Year, by ZIP Code or other limited geographical area as specified by the SBA, its insured values under Covered Policies as of December 31 of the Contract Year as outlined in the Supplemental Instructions for New Participants section of the Data Call adopted for the Contract Year under Rule 19-8.029, F.A.C., and other data or information in the format specified by the SBA.

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     (c)  If the Company first begins writing Covered Policies on or after
          December 1 but through and including May 31 of the Contract Year, the Company shall not report its exposure data for the Contract Year to the SBA.

     (d) The requirement that a report is due on a certain date means that the report shall be in the physical possession of the FHCF's Administrator in Minneapolis no later than 5 p.m. on the due date. If the applicable due date is a Saturday, Sunday or legal holiday, then the actual due date will be the day immediately following the applicable due date which is not a Saturday, Sunday or legal holiday. For purposes of the timeliness of the submission, neither the United States Postal Service postmark nor a postage meter date is in any way determinative. Reports sent to the SBA in Tallahassee, Florida, will be returned to the sender. Reports not in the physical possession of the FHCF's Administrator by 5 p.m., Central Time, on the applicable due date are late.

     (e) Pursuant to the provisions of Section 215.557, Florida Statutes, the reports of insured values under Covered Policies by ZIP Code submitted to the SBA pursuant to Section 215.555, Florida Statutes, are confidential and exempt from the provisions of Section 119.07(1), Florida Statutes, and Section 24(a), Art. I of the State Constitution.

(2)  REIMBURSEMENT PREMIUM

     (a) If the Company writes Covered Policies before June 1 of the Contract Year, the Company shall pay the FHCF its Reimbursement Premium in installments due on or before August 1, October 1, and December 1 of the Contract Year in amounts to be determined by the FHCF. However, if the Company's Reimbursement Premium for the prior Contract Year was less than $5,000, the Company's full provisional Reimbursement Premium, in an amount equal to the Reimbursement Premium paid in the prior year, shall be due in full on or before August 1 of the Contract Year. The Company will be invoiced for amounts due, if any, beyond the provisional Reimbursement Premium payment, on or before December 1 of the Contract Year. In addition, if a company has been placed under regulatory supervision by a State or control of the Company has been transferred through any legal or regulatory proceeding to a state regulator or court appointed receiver or rehabilitator (referred to in the aggregate as "State action"), the full annual provisional Reimbursement Premium as billed and any outstanding balances will be due on August 1, or the date that such State action occurs after August 1 of the Contract Year.

     (b) A New Participant that first begins writing Covered Policies on or after June 1 but prior to December 1 of the Contract Year shall pay the FHCF a provisional Reimbursement Premium of $1,000 upon execution of this Contract. The Administrator shall calculate the Company's actual Reimbursement Premium for the period based on its actual exposure as of December 31 of the Contract Year, as reported on or before March 1. To recognize that New Participants have limited exposure during this period, the actual Premium as determined by processing the Company's exposure data shall then be divided in half, the provisional Premium shall be credited, and the resulting amount shall be the total Premium due for the Company for the remainder of the Contract Year. However, if that amount is less than $1,000, then the Company shall pay $1,000. The Premium payment is due no later than May 1 of the Contract Year. The Company's Retention and coverage will be determined based on the total Premium due as calculated above.

     (c) A New Participant that first begins writing Covered Policies on or after December 1 but through and including May 31 of the Contract Year shall pay the FHCF a Reimbursement Premium of $1,000 upon execution of this Contract.

     (d) The requirement that the Reimbursement Premium is due on a certain date means that the Premium shall be in the physical possession of the FHCF no later than 5 p.m., Eastern Time, on the due date applicable to the particular installment. If remitted by check to the FHCF's Post Office Box, the check shall be physically in the Post Office Box 550261, Tampa, FL 33655-0261, as set out on the invoice sent to the Company. If remitted by check by hand delivery, the check shall be physically on the premises of the FHCF's bank in Tampa, Florida, as set out on the invoice sent to the Company. If remitted electronically, the wire transfer shall have been completed to the FHCF's account at its bank in Tampa, Florida, as set out on

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          the invoice sent to the Company. If the applicable due date is a
          Saturday, Sunday or legal holiday, then the actual due date will be the day immediately following the applicable due date which is not a Saturday, Sunday or legal holiday. For purposes of the timeliness of the remittance, neither the United States Postal Service postmark nor a postage meter date is in any way determinative. Premium checks sent to the SBA in Tallahassee, Florida, or to the FHCF's Administrator in Minneapolis, Minnesota, will be returned to the sender. Reimbursement Premiums not in the physical possession of the FHCF by 5 p.m., Eastern Time, on the applicable due date are late.

     (e) Except as required by Section 215.555(7)(c), Florida Statutes, or as described in the following sentence, Reimbursement Premiums, together with earnings thereon, received in a given Contract Year will be used only to pay for losses attributable to Covered Events occurring in that Contract Year or for losses attributable to Covered Events in subsequent Contract Years and will not be used to pay for losses in prior years or for debt service on revenue bonds. Amounts collected as part of the premium that are attributable to the rapid cash buildup factor, as permitted by Section 215.555(5)(b), Florida Statutes may be used to pay for losses attributable to prior years. Pursuant to
          Section 215.555(6)(a)1., Florida Statutes, Premiums, earnings thereon, and amounts collected as part of the premium that are attributable to rapid cash buildup may be used for payments relating to revenue bonds in the event Emergency Assessments are insufficient. If Premiums, earnings thereon, or amounts collected as part of the premium that are attributable to rapid cash buildup are used for debt service, then the amount of the Premiums, earnings thereon, or amounts collected as part of the premium that are attributable to rapid cash buildup so used shall be returned, without interest, to the Fund when Emergency Assessments remain available after making payment relating to the revenue bonds and any other purposes for which Emergency Assessments were levied.

(3)  CLAIMS AND LOSSES

     (a)  IN GENERAL

          1. Claims and losses resulting from Loss Occurrences commencing during the Contract Year shall be reported by the Company and reimbursed by the FHCF as provided herein and in accordance with the Statute, this Contract, and any rules adopted pursuant to the Statute. For a Company participating in a quota share primary insurance agreement(s) with Citizens Property Insurance Corporation High Risk Account, Citizens and the Company shall report only their respective portion of losses under the quota share primary insurance agreement(s). Pursuant to Section 215.555(4)(c), Florida Statutes, the SBA is obligated to pay for losses not to exceed the Actual Claims-Paying Capacity of the FHCF, up to the limit in accordance with Section 215.555(4)(c)1., Florida Statutes, for any one Contract Year.

          2. If the Company is in non-compliance with Section 215.555, Florida Statutes for any Contract Year, including deadlines for sending in Contracts, addendums or attachments to Contracts, Data Call submissions or resubmissions, loss reports, or in responding to SBA exam requirements, the SBA reserves the right to withhold reimbursements or advances until such time the Company becomes compliant.

     (b)  LOSS REPORTS

          1. At the direction of the SBA, the Company shall report its projected Ultimate Net Loss from each Loss Occurrence to provide information to the SBA in determining any potential liability for possible reimbursable losses under the Contract on the Interim Loss Report, Form FHCF-L1A, as adopted in Rule 19-8.029, F.A.C. Interim Loss Reports (including subsequent Interim Loss Reports if required by the SBA) will be due in no less than fourteen days from the date of the notice from the SBA that such a report is required.

          2. FHCF loss reimbursements will be issued based on Ultimate Net Loss information reported by the Company on the Proof of Loss Report, Form FHCF-L1B, as adopted in Rule 19-8.029, F.A.C. To qualify for reimbursement, the Proof of Loss Report must have the

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               original signatures of two executive officers authorized by the
               Company to sign the report. While a Company may submit a Proof of Loss Report requesting reimbursement at any time following a Loss Occurrence, all Companies shall submit a mandatory Proof of Loss Report for each Loss Occurrence no earlier than December 1 and no later than December 31 of the Contract Year during which the Covered Event(s) occurs using the most current data available, regardless of the amount of Ultimate Net Loss or the amount of loss reimbursements or advances already received. Reports may be faxed only if the Company does not qualify for a reimbursement.

          3. Quarterly thereafter until all claims and losses resulting from a Loss Occurrence are fully discharged or the Company has received its full coverage under the Contract Year in which the Loss Occurrence(s) occurred, the Company shall submit updated Proof of Loss Reports for each Loss Occurrence, as applicable. If the Company's Retention must be recalculated as the result of an exposure resubmission, and if the recalculated Retention changes the FHCF's reimbursement obligations, then the Company shall submit additional Proof of Loss Reports for recalculation of the FHCF's obligations.

          4. Annually thereafter, all Companies shall submit a mandatory year-end Proof of Loss Report for each Loss Occurrence, as applicable, using the most current data available. This Proof of Loss Report shall be filed no earlier than December 1 and no later than December 31 of each year and shall continue until the earlier of the expiration of the commutation period described in
               (3)(d) below or until all claims and losses resulting from the Loss Occurrence are fully discharged including any adjustments to such losses due to salvage or other recoveries.

          5. The SBA, except as noted below, will determine and pay, within 30 days or as soon as practicable after receiving Proof of Loss Reports, the reimbursement amount due based on losses paid by the Company to date and adjustments to this amount based on subsequent quarterly information. The adjustments to reimbursement amounts shall require the SBA to pay, or the Company to return, amounts reflecting the most recent determination of losses. The FHCF shall have the right to conduct a claims examination prior to the issuance of any advances or reimbursements submitted by Companies that have been placed under regulatory supervision by a State or where control has been transferred through any legal or regulatory proceeding to a state regulator or court appointed receiver or rehabilitator.

          6. If a Covered Event occurs during the Contract Year, but after December 31, at the direction of the SBA, Companies shall file an Interim Loss Report within 30 days after the Covered Event and Proof of Loss Reports quarterly thereafter. Subparagraphs 2-5 above regarding Proof of Loss Reports shall apply.

          7. All Proof of Loss Reports received will be compared with the FHCF's exposure data to establish the facial reasonableness of the reports. The SBA may also review the results of current and prior Contract Year exposure and loss examinations to determine the reasonableness of the reported losses. Except as noted in paragraph 4. above, Companies meeting these tests for reasonableness will be scheduled for reimbursement. Companies not meeting these tests for reasonableness will be handled on a case-by-case basis and will be contacted to provide specific information regarding their individual book of business. The discovery of errors in a Company's reported exposure under the Data Call may require a resubmission of the current Contract Year Data Call which, as the Data Call impacts the Company's premium, retention, and coverage for the Contract Year, will be required before the Company's request for reimbursement or an advance will be fully processed by the Administrator.

     (c)  LOSS REIMBURSEMENT CALCULATIONS

          1. In general, the Company's paid Ultimate Net Losses must exceed its full FHCF Retention for a specific Covered Event before any reimbursement is payable from the FHCF for that Covered Event. As described in Article V(28), Retention adjustments will be made after

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               January 1 of the Contract Year. No interest is payable on
               additional payments to the Company due to this type of Retention adjustment. Each Company sustaining reimbursable losses will receive the amount of reimbursement due under the Contract up to the amount of the Company's payout. If more than one Covered Event occurs in any one Contract Year, any reimbursements due from the FHCF shall take into account the Company's Retention for each Covered Event. However, the Company's reimbursements from the FHCF for all Covered Events occurring during the Contract Year shall not exceed, in aggregate, the Projected Payout Multiple or Payout Multiple, as applicable, times the individual Company's Reimbursement Premium for the Contract Year.

          2.   In determining reimbursements under this Contract, the SBA shall:

               a. First, reimburse Companies qualified as limited apportionment companies under Section 627.351(2)(b)3., Florida Statutes, for the amount (if any) of reimbursement due under the individual Company's Contract, but not to exceed the lesser of $10 million or an amount equal to 10 times the individual Company's Reimbursement Premium for the Contract Year. This provision does not apply if the projected Balance of the Fund as of December 31 of the Contract Year, exclusive of any bonding capacity of the FHCF, exceeds $2 billion. Further, if the Company is a member of an NAIC group, the Company may not receive reimbursement under this provision if any other member of the NAIC group has received reimbursement under this provision.

               b. Next, reimburse each of the Companies for the amount (if any) of reimbursement due under the individual Company's Contract, but not to exceed for all Loss Occurrences, an amount equal to the Projected Payout Multiple or the Payout Multiple, as applicable, times the individual Company's Reimbursement Premium for the Contract Year. For a limited apportionment company, any amount payable under this provision shall be reduced by the amount (if any) payable under (a) above.

               c. Thereafter, pursuant to Section 215.555(4)(d)2.c., Florida Statutes, establish the prorated reimbursement level at the highest level for which any remaining fund balance or bond proceeds (as limited by Section 215.555(4)(c), Florida Statutes) are sufficient to reimburse entities created pursuant to Section 627.351(6), Florida Statutes, for reimbursable losses exceeding the amounts payable pursuant to (b) above for the Contract Year. The proration shall be determined based on each entity's share of their aggregate reimbursable losses exceeding the amounts payable pursuant to (b) above. Any additional reimbursements pursuant to this paragraph shall not include losses under an entity's FHCF Retention and will be at the 90% Reimbursement Percentage. In order to determine the amount available for additional reimbursements, the SBA will review reported loss information from all Companies and determine that all Companies which received payments for reimbursable losses but which did not exceed their projected payout have settled all, or substantially all, of their claims eligible for reimbursement. The SBA will then determine the remaining amount of Claims-Paying Capacity available for such additional reimbursements.

          3. Reserve established. When a Covered Event occurs in a subsequent Contract Year when reimbursable losses are still being paid for a Covered Event in a previous Contract Year, the SBA will establish a reserve for the outstanding reimbursable losses for the previous Contract Year, based on the length of time the losses have been outstanding, the amount of losses already paid, the percentage of incurred losses still unpaid, and any other factors specific to the loss development of the Covered Events involved.

     (d)  COMMUTATION

          1. Not less than 36 months or more than 60 months after the end of the Contract Year, the Company shall report to the FHCF all claims and losses, both reported and unreported, for the Contract Year which are not finally settled and which may be reimbursable losses under this Contract. The Company and the SBA or their respective representatives may, by

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               mutual agreement, determine the capitalized value of all claims and losses, both reported and unreported, resulting from Loss Occurrences commencing during the Contract Year, and the Company shall provide the SBA with a copy of a written opinion on such capitalized value by the Company's certifying actuary. Payment by the SBA of its portion of any amount or amounts so mutually agreed and certified by the Company's certifying actuary shall constitute a complete and final release of the SBA in respect of all claims and losses, both reported and unreported, under this Contract.

          2. If agreement on capitalized value cannot be reached within 60 days after the Company reports its claims and losses to the FHCF, the Company and the SBA may mutually appoint an actuary or appraiser to investigate, determine and capitalize such claims or losses. If both parties then agree, the SBA shall pay its portion of the amount so determined to be the capitalized value of such claims or losses.

          3. If the parties fail to agree, then any difference shall be settled by a panel of three actuaries, one to be chosen by each party and the third by the two so chosen. If either party does not appoint an actuary within 30 days, the other party may appoint two actuaries. If the two actuaries fail to agree on the selection of a third actuary within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All the actuaries shall be regularly engaged in the valuation of property claims and losses and shall be members of the Casualty Actuarial Society and of the American Academy of Actuaries. None of the actuaries shall be under the control of either party to this Contract. Each party shall submit its case to its actuary within 30 days of the appointment of the third actuary. The decision in writing of any two actuaries, when filed with the parties hereto, shall be final and binding on both parties.

          4. The reasonable and customary expense of the actuaries and of the commutation (as a result of 2. and 3. above) shall be equally divided between the two parties. Said commutation shall take place in Tallahassee, Florida, unless some other place is mutually agreed upon by the Company and the SBA.

(4)  ADVANCES

     (a) In accordance with Section 215.555(4)(e), Florida Statutes, the SBA may make advances for loss reimbursements as defined herein, at market interest rates, to the Company in accordance with Section 215.555(4)(e), Florida Statutes. An advance is an early reimbursement which allows the Company to continue to pay claims in a timely manner. Advances will be made based on the Company's Ultimate Net Loss, on an incurred basis, as reported on a Proof of Loss Report, and shall include Loss Adjustment Expense Reimbursement as calculated by the FHCF. In order to be eligible for an advance, the Company must submit its exposure data for the Contract Year as required under paragraph
          (1) of this Article. Except as noted below, advances, if approved, will be made as soon as practicable after the SBA receives a written request, signed by two officers of the Company, for an advance of a specific amount and any other information required for the specific type of advance under subparagraphs (c) and (e) below. All reimbursements due to a Company shall be offset against any amount of outstanding advances plus the interest due thereon.

     (b) For advances or excess advances, which are advances that are in excess of the amount to which the Company is entitled, the market interest rate shall be the prime rate as published in the Wall Street Journal on the first business day of the Contract Year. This rate will be adjusted annually on the first business day of each subsequent Contract Year, regardless of whether the Company executes subsequent Contracts. All interest charged will commence on the date the SBA issues a check for an advance and will cease on the date upon which the FHCF has received the Company's Proof of Loss Report(s) for the Covered Event(s) for which the Company qualifies for reimbursement(s). If such reimbursement(s) are less than the amount of outstanding advance(s) issued to the Company, interest will continue to accrue on the outstanding balance of the advance(s) until subsequent Proof of Loss Reports qualify the Company for

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          reimbursement under any Covered Event equal to or exceeding the amount of any outstanding advance(s). Interest shall be billed on a periodic basis. If it is determined that the Company received funds in excess of those to which it was entitled, the interest as to those sums will not cease on the date of the receipt of the Proof of Loss Report but will continue until the Company reimburses the FHCF for the overpayment.

     (c) If the Company has an outstanding advance balance as of December 31 of this or any other Contract Year, the Company is required to have an actuary certify outstanding and incurred but not reported losses as reported on the applicable December Proof of Loss Report.

     (d) The specific type of advances enumerated in the Section 215.555, Florida Statutes, follow.

          1.   Advances to Companies to prevent insolvency, as defined under
               Article XIV of this Contract.

               a. Section 215.555(4)(e)1., Florida Statutes, provides that the SBA shall advance to the Company amounts necessary to maintain the solvency of the Company, up to 50 percent of the SBA's estimate of the reimbursement due to the Company.

               b.   In addition to the requirements outlined in subparagraph
                    (4)(a) above, the requirements for an advance to a Company to prevent insolvency are that the Company demonstrates it is likely to qualify for reimbursement and that the immediate receipt of moneys from the SBA is likely to prevent the Company from becoming insolvent, and the Company provides the following information:

                    i.   Current assets;

                    ii. Current liabilities other than liabilities due to the Covered Event;

                    iii. Current surplus as to policyholders;

                    iv. Estimate of other expected liabilities not due to the Covered Event; and

                    v. Amount of reinsurance available to pay claims for the Covered Event under other reinsurance treaties.

               c. The SBA's final decision regarding an application for an advance to prevent insolvency shall be based on whether or not, considering the totality of the circumstances, including the SBA's obligations to provide reimbursement for all Covered Events occurring during the Contract Year, granting an advance is essential to allowing the entity to continue to pay additional claims for a Covered Event in a timely manner.

          2. Advances to entities created pursuant to Section 627.351(6), Florida Statutes.

               a. Section 215.555(4)(e)2., Florida Statutes, provides that the SBA may advance to an entity created pursuant to Section 627.351(6), Florida Statutes, up to 90% of the lesser of the SBA's estimate of the reimbursement due or the entity's share of the actual aggregate Reimbursement Premium for that Contract Year, multiplied by the current available liquid assets of the FHCF.

               b.   In addition to the requirements outlined in subparagraph
                    (4)(a) above, the requirements for an advance to entities created pursuant to Section 627.351(6), Florida Statutes are that the entity must demonstrate to the SBA that the advance is essential to allow the entity to pay claims for a Covered Event.

          3. Advances to limited apportionment companies. Section 215.555(4)(e)3., Florida Statutes, provides that the SBA may advance the amount of estimated reimbursement payable to limited apportionment companies.

     (e) In determining whether or not to grant an advance and the amount of an advance, the SBA:

          1. Shall determine whether its assets available for the payment of obligations are sufficient and sufficiently liquid to fulfill its obligations to other Companies prior to granting an advance;

          2. Shall review and consider all the information submitted by such Companies;

          3.   Shall review such Companies' compliance with all requirements of
               Section 215.555, Florida Statutes;

          4. Shall consult with all relevant regulatory agencies to seek all relevant information;

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          5.   Shall review the damage caused by the Covered Event and when that
               Covered Event occurred; and

          6.   Shall consider any other factors deemed relevant.

     (f) In situations where a Company has been placed under regulatory supervision by a State, or where control has been transferred through any legal or regulatory proceeding to a state regulator, court appointed receiver or rehabilitator, or a state insurance guarantee association, all requirements of the Company outlined herein shall remain applicable and must be met prior to the issuance of any advance of reimbursements for which the Company may be eligible to receive under the Contract.

     (g) Any amount advanced by the SBA shall be used by the Company only to pay claims of its policyholders for the Covered Event or Covered Events which have precipitated the immediate need to continue to pay additional claims as they become due.

(5)  DELINQUENT PREMIUM PAYMENTS

     Failure to submit a Premium or Premium installment when due is a violation of the terms of this Contract and Section 215.555, Florida Statutes. Interest on late payments shall be due as set forth in Article IX(2) of this Contract.

(6)  INADEQUATE DATA SUBMISSIONS

     If exposure data or other information required to be reported by the Company under the terms of this Contract is not received by the FHCF in the format specified by the FHCF and is inadequate to the extent that the FHCF requires resubmission of data, the Company will be required to pay the FHCF a resubmission fee of $1,000. The $1,000 fee is also applicable to exposure resubmissions made as a result of examinations of the Company's exposure and claims data. A resubmission of exposure data may delay the processing of the Company's request for reimbursement or an advance.

(7)  DELINQUENT SUBMISSIONS

     Failure to submit an exposure submission or resubmission, or loss reports, when due is a violation of the terms of this Contract and Section 215.555, Florida Statutes.

ARTICLE XI - TAXES

In consideration of the terms under which this Contract is issued, the Company agrees to make no deduction in respect of the Premium herein when making premium tax returns to the appropriate authorities. Should any taxes be levied on the Company in respect of the Premium herein, the Company agrees to make no claim upon the SBA for reimbursement in respect of such taxes.

ARTICLE XII - ERRORS AND OMISSIONS

Any inadvertent delay, omission, or error on the part of the SBA shall not be held to relieve the Company from any liability which would attach to it hereunder if such delay, omission, or error had not been made.

ARTICLE XIII - INSPECTION OF RECORDS

The Company shall allow the SBA to inspect, examine, and verify, at reasonable times, all records of the Company relating to the Covered Policies under this Contract, including Company files concerning claims, losses, or legal proceedings regarding subrogation or claims recoveries which involve this Contract, including premium, loss records and reports involving exposure data on Covered Policies. This right by the SBA to inspect, examine, and verify shall survive the completion and closure of an exposure examination or loss examination file and the termination of the Contract. The Company shall have no right to re-open an exposure or loss reimbursement examination once closed and the findings have been accepted by the Company; any re-opening shall be at the sole discretion of the SBA. All discovered errors, inadvertent omissions, and typographical errors associated with the data reporting of insured values, discovered prior to the closing of the file and acceptance of the examination findings by the

                                                                      FHCF-2006K
                                                            Rule 19-8.010 F.A.C.

Company, shall be corrected to reflect the proper values. The Company shall retain its records in accordance with the requirements for records retention regarding exposure reports and claims reports outlined herein, and in any administrative rules adopted pursuant to Section 215.555, Florida Statutes. Companies writing covered collateral protection policies, as defined in definition (10)(d) of Article V herein, must be able to provide documentation that the policy covers personal residences, protects both the borrower's and lender's interest, and that the coverage is in an amount at least equal to the coverage for the dwelling in place under the lapsed homeowner's policy.

(1)  EXAMINATION REQUIREMENTS FOR EXPOSURE VERIFICATION

     The Company shall retain complete and accurate records, in policy level detail, of all exposure data submitted to the SBA in any Contract Year until the SBA has completed its examination of the Company's exposure submissions. The Company shall also retain complete and accurate records of any completed exposure examination for any Contract Year in which the Company incurred losses until the completion of the loss reimbursement examination for that Contract Year. The records to be retained shall include the exam file which supports the exposure reported to the SBA and any other information which would allow for a complete examination of the Company's reported exposure data. The exam file shall be prepared according to the SBA Exam File Specifications outlined in the Data Call. The Company must also have available, at the time of the examination, a copy of its underwriting manual, a copy of its rating manual, and staff to respond to the questions of the SBA or its agents. The Company is also required to retain declarations pages and policy applications to support reported exposure. To meet the requirement that the application must be retained, the Company may retain either the actual application or may retain the actual application in an electronic format. A complete list of records to be retained are set forth in Form FHCF-EAP1, adopted in Rule 19-8.030, F.A.C.

(2)  EXAMINATION REQUIREMENTS FOR LOSS REPORTS

     The Company shall retain complete and accurate records of all reported losses and/or advances submitted to the SBA until the SBA has completed its examination of the Company's reimbursable losses. The records to be retained are set forth as part of the Proof of Loss Report, Form FHCF-L1B, adopted in Rule 19-8.029, F.A.C., and Form FHCF-LAP1, adopted in Rule 19-8.030, F.A.C. The Company must also retain the required exposure exam file for the Contract Year in which the loss occurred, and must have available any other information which would allow for a complete examination of the Company's losses.

(3)  EXAMINATION PROCEDURES

     (a) The FHCF will send an examination notice to the Company providing the commencement date of the examination, the site of the examination, any accommodation requirements of the examiner, and the reports and data which must be assembled by the Company and forwarded to the FHCF upon request. The Company shall be prepared to choose one location in which to be examined, unless otherwise specified by the SBA.

     (b) The reports and data are required to be forwarded to the FHCF as set forth in an examination notice letter. The information is then forwarded to the examiner. If the FHCF receives accurate and complete records as requested, the examiner will contact the Company to inform the Company as to what policies or other documentation will be required once the examiner is on site. Any records not required to be provided to the examiner in advance shall be made available at the time the examiner arrives on site.

     (c) At the conclusion of the examiner's work and the management review of the examiner's report, findings, recommendations, and work papers, the FHCF will forward a preliminary draft of the examination report to the Company and require a response from the Company by a date certain as to the examination findings and recommendations.

     (d) If the Company accepts the examination findings and recommendations, and there is no recommendation for resubmission of the Company's exposure data, the examination report will be finalized and the exam file closed.

                                                                      FHCF-2006K
                                                            Rule 19-8.010 F.A.C.

     (e) If the Company disputes the examiner's findings, the areas in dispute will be resolved by a meeting or a conference call between the Company and FHCF management.

     (f)  1.   The recommendation of a loss reimbursement examination could require the Company to resubmit or update its loss reports or exposure data.

          2. If the recommendation of the examiner is to resubmit the Company's exposure data for the Contract Year in question, then the FHCF will send the Company a letter outlining the process for resubmission and including a deadline to resubmit. The resubmission will include a data file to be submitted to the FHCF's Administrator and an exam file to be submitted to the offices of the SBA. The resubmission is also required to be accompanied by a detailed written description of the specific changes made to the resubmitted data. Once the resubmission is received by the FHCF's Administrator, the FHCF's Administrator calculates a revised Reimbursement Premium for the Contract Year which has been examined. The SBA shall then review the resubmission with respect to the examiner's findings, and accept the resubmission or contact the Company with any questions regarding the resubmission. Once the SBA has accepted the resubmission as a sufficient response to the examiner's findings, the FHCF's Administrator will send the Company an invoice for any Reimbursement Premium and interest due or to refund Reimbursement Premium, as the case may be. Once the resubmission has been approved, the exam file is closed.

          3. If the recommendation of the examiner is either to resubmit the Company's exposure data for the Contract Year in question or giving the option to pay the estimated Premium difference, then the FHCF will send the Company a letter outlining the process for resubmission or for paying the estimated Premium difference and including a deadline for the resubmission or the payment to be received by the FHCF's Administrator. If the Company chooses to resubmit, the same procedures outlined in Article XIII(3)(f)2. apply.

          4. If the recommendation of the examiner is to update the Company's Proof of Loss Report(s) for the Contract Year under review, the FHCF will send the Company a letter outlining the process for submitting the Proof of Loss Report(s) and including a deadline to file. The updated Proof of Loss Report(s) will be submitted to the FHCF's Administrator with a copy of the Proof of Loss Report(s) and a supporting detailed claims listing to be submitted to the offices of the SBA. The report is required to be accompanied by a detailed written description of the specific changes made. Once the Proof of Loss Report(s) is received by the FHCF Administrator, the FHCF's Administrator will calculate a revised reimbursement. The SBA shall then review the submitted Proof of Loss Report(s) with respect to the examiner's findings, and accept the Proof of Loss Report(s) as filed or contact the Company with any questions. Once the SBA has accepted the corrected Proof of Loss Report(s) as a sufficient response to the examiner's findings, the FHCF's Administrator will send the Company an invoice for any overpayments and interest due or the additional reimbursement owed the Company, as the case may be. Once the Proof of Loss Report(s) is approved, the exam file is closed.

     (g) If the Company continues to dispute the examiner's findings and/or recommendations and no resolution of the disputed matters is obtained through discussions between the Company and FHCF management, then the process within the SBA is at an end and further administrative remedies may be pursued under Chapter 120, Florida Statutes.

     (h) The examiner's list of errors is made available in the examination report sent to the Company. Given that the examination was based on a sample of the Company's policies or claims rather than the whole universe of the Company's Covered Policies or reported claims, the error list is not intended to provide a complete list of errors but is intended to indicate what information needs to be reviewed and corrected throughout the Company's book of Covered Policy business or claims information to ensure more complete and accurate reporting to the FHCF.

(4)  COSTS OF THE EXAMINATIONS

     The costs of the examinations shall be borne by the SBA. However, in order to remove any incentive for a Company to delay preparations for an examination, the SBA shall be reimbursed by the Company for any examination expenses incurred in addition to the usual and customary costs, which additional expenses were incurred as a result of the Company's failure, despite proper notice, to be prepared for the examination or as a result of a Company's failure to provide requested information. All requested information must be complete and accurate. The Company shall be notified of any administrative remedies which may be obtained under Chapter 120, Florida Statutes.

ARTICLE XIV - INSOLVENCY OF THE COMPANY

Company shall notify the FHCF immediately upon becoming insolvent. Pursuant to
Section 215.555(4)(g), Florida Statutes, the FHCF is required to pay the "net amount of all reimbursement moneys" due an insolvent insurer to the Florida Insurance Guaranty Association (FIGA) for the benefit of Florida policyholders. For the purpose of this Contract, a Company is insolvent when an order of liquidation with a finding of insolvency has been entered by a court of competent jurisdiction. In light of the need for an immediate infusion of funds to enable policyholders of insolvent companies to be paid for their claims, the SBA may enter into agreements with FIGA allowing exposure and loss examinations to take place immediately without the usual notice and response time limitations and allowing the FHCF to make loss reimbursements (net of any amounts payable to the SBA from the Company or FIGA) to FIGA before the examinations are completed and before the response time expires for claims filing by reinsurers and financial institutions, which have a priority interest in those funds pursuant to Section 215.555(4)(g), Florida Statutes. Such agreements must ensure the availability of the necessary records and adequate security must be provided so that if the FHCF determines that it overpaid FIGA on behalf of the Company, or if claims are filed by reinsurers or financial institutions having a priority interest in these funds, that the funds will be repaid to the FHCF by FIGA with in a reasonable time.

ARTICLE XV - TERMINATION

The FHCF and the obligations of both parties under this Contract can be terminated only as may be provided by law or applicable rules.

ARTICLE XVI - VIOLATIONS

Pursuant to the provisions of Section 215.555(10), Florida Statutes, any violation of the terms of this Contract by the Company constitutes a violation of the Insurance Code of the State of the Florida. Pursuant to the provisions of
Section 215.555(11), Florida Statutes, the SBA is authorized to take any action necessary to enforce any administrative rules adopted pursuant to Section 215.555, Florida Statutes, and the provisions and requirements of this Contract.

ARTICLE XVII - APPLICABLE LAW

(1) APPLICABLE LAW: This Contract shall be governed by and construed according to the laws of the State of Florida in respect of any matter relating to or arising out of this Contract.

(2) NOTICE OF RIGHTS: Pursuant to Chapter 120, Florida Statutes, and the Uniform Rules of Procedure, codified as Chapters 28-101 through 28-111, F.A.C., a person whose substantial interests are affected by a decision of the SBA regarding the FHCF may request a hearing within 21 days shall have waived his or her right to a hearing. The hearing may be a formal hearing or an informal hearing pursuant to the provisions of Sections 120.569 and 120.57, Florida Statutes. The petition must be filed (received) in the office of the Agency Clerk, General Counsel's Office, State Board of Administration of Florida, P.O. Box 13300, Tallahassee, FL 32317-3300, within the 21 day period.

                                                                      FHCF-2006K
                                                            Rule 19-8.010 F.A.C.

ARTICLE XVIII - REIMBURSEMENT CONTRACT ELECTIONS

REIMBURSEMENT PERCENTAGE

For purposes of determining reimbursement (if any) due the Company under this Contract and in accordance with the Statute, the Company has the option to elect a 45% or 75% or 90% reimbursement percentage under this Contract. If the Company is a member of an NAIC group, all members must elect the same reimbursement percentage, and the individual executing this Contract on behalf of the Company, by placing his or her initials in the box under (a) below, affirms that the Company has elected the same reimbursement percentage as all members of its NAIC group. If the Company is an entity created pursuant to Section 627.351, Florida Statutes, the Company must elect the 90% reimbursement percentage. The Company shall not be permitted to change its reimbursement percentage during the Contract Year. The Company shall be permitted to change its reimbursement percentage at the beginning of a new Contract Year, but may not reduce its reimbursement percentage if a Covered Event required the issuance of revenue bonds, until the bonds have been fully repaid.

The Reimbursement Percentage elected by the Company for the prior Contract Year effective June 1, 2005 was as follows: (Legal_Name) - (M_2005_Coverage_Option)

(a) NAIC GROUP AFFIRMATION: Initial the following box if the Company is part of an NAIC Group:

                                      (TBM)

(b) REIMBURSEMENT PERCENTAGE ELECTION: The Company hereby elects the following Reimbursement Percentage for the Contract Year from 12:01 a.m., Eastern Time, June 1, 2006, to 12:01 a.m., Eastern Time, June 1, 2007, (the individual executing this Contract on behalf of the Company shall place his or her initials in the box to the left of the percentage elected for the Company):

                     (Box) 45%   OR   (Box) 75%   OR   (TBM) 90%

REPORTING EXPOSURE FOR A SINGLE STRUCTURE, WITH A MIX OF COMMERCIAL HABITATIONAL AND COMMERCIAL NON-HABITATIONAL EXPOSURE, WRITTEN ON A COMMERCIAL POLICY

This section is applicable to all Companies which either have exposure for single structures with a mix of commercial habitational and commercial non-habitational exposure written under a Commercial Policy, or have the authority to write such policies. If the Company does not have the authority to write this type of exposure, this section DOES NOT apply; initial the N/A box on the next page, which completes this ARTICLE. If the Company DOES write, or has the authority to write, this type of exposure, please read and complete the remainder of this ARTICLE.

COMMERCIAL-RESIDENTIAL CLASS CODE

If a single structure is used for both habitational and non-habitational purposes and the structure has a commercial-residential class code (based on a classification plan on file with and reviewed by the Administrator), the entire exposure for the structure should be reported to the FHCF under the Data Call, and the FHCF will reimburse losses for the entire structure as well.

                                                                      FHCF-2006K
                                                            Rule 19-8.010 F.A.C.

COMMERCIAL NON-RESIDENTIAL/BUSINESS CLASS CODE

If a single structure is used for both habitational and non-habitational purposes and the structure has a commercial non-residential or business class code (based on a classification plan on file with and reviewed by the Administrator), the habitational portion of that structure should be identified and reported to the FHCF under the Data Call.

However, in recognition of the unusual nature of commercial structures with incidental habitational exposure and the hardship some companies may face in having to carve out such incidental habitational exposure, as well as the losses to such structures, the FHCF will accommodate these companies by allowing them to exclude the entire exposure for the single structure from their Data Call submission, providing the following two conditions are met:

(1) The decision to not carve out and report the incidental habitational exposure shall apply to all such structures insured by the Company; and

(2) If the incidental habitational exposure is not reported to the FHCF, the Company agrees it shall not report losses to the structure and the FHCF shall not reimburse any losses to the structure.

Initial the CARVING box below if the Company is able to carve out and report its incidental habitational exposure, OR, if this requirement presents a hardship, the Company must communicate its decision to not carve out and to not report the incidental exposure by having the individual executing this Contract on behalf of the Company placing his or her initials in the NOT CARVING box below. If the Company does not currently write such policies, but has the authority to write such policies after the start date of this Contract, the decision to carve or not carve out the incidental habitational exposure must be indicated below.

                          (Box)  OR    (TBM)    OR (Box)
                         CARVING    NOT CARVING     NA

By initialing the CARVING OR NOT CARVING box above, the Company is making an irrevocable decision for the corresponding Contract Year Data Call submission and any subsequent resubmissions.

IMPORTANT NOTE: SINCE THIS ELECTION WILL IMPACT YOUR DATA CALL SUBMISSION,
     PLEASE SHARE THIS DECISION WITH THE INDIVIDUAL(S) RESPONSIBLE FOR COMPILING YOUR DATA CALL SUBMISSION.

ARTICLE XIX - SIGNATURES

APPROVED BY:

Florida Hurricane Catastrophe Fund

By: State Board of Administration of
    the State of Florida


By: /s/ Linda Lettera, General Counsel for          08/07/2006
    ---------------------------------------------   Date
    Coleman Stipanovich
    Executive Director

Approved as to legality:


By: /s/ Thomas A. Bink, General Counsel for         08/03/2006
    ---------------------------------------------   Date
    Linda Lettera
    General Counsel
    FL Bar ID#311911

Liberty American Insurance Company
Company


By: /s/ T. Bruce Meyer, Corporate President & CEO   05/22/2006
    ---------------------------------------------   Date
    Name/Title

                                 ADDENDUM NO. 1
                                       TO
                             REIMBURSEMENT CONTRACT
                             EFFECTIVE: JUNE 1, 2006
                                   (CONTRACT)

                                     between

                       LIBERTY AMERICAN INSURANCE COMPANY
                                PINELLAS PARK, FL
                                    (Company)

                                  NAIC # 10955

                                       and

         THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

IT IS HEREBY AGREED, effective at 12:01 a.m., Eastern Time, June 1, 2006, that this Contract shall be amended as follows:

ARTICLE V - DEFINITIONS

(16) FORMULA OR THE PREMIUM FORMULA

     This term means the Formula approved by the SBA for the purpose of determining the Actuarially Indicated Premium to be paid to the FHCF. The Premium Formula is defined as an approach or methodology which leads to the creation of premium rates. The formula shall, pursuant to Section 215.555(5)(b), Florida Statutes, include a factor of 25 percent of the fund's actuarially indicated premium in order to provide for more rapid cash buildup in the FHCF. The resulting rates are therefore incorporated as part of the Premium Formula.

Article VI(4) shall be amended as follows:

ARTICLE VI - EXCLUSIONS

(4) Any liability of the Company attributable to losses for fair rental value, loss of rent or rental income, or business interruption.

                                                         FHCF-2006K-1, rev. 6/06
                                                                19-8.010, F.A.C.

Article (X)(3)(c)2. is amended as follows:

ARTICLE X - REPORTS AND REMITTANCES

     2.   In determining reimbursements under this Contract, the SBA shall:

          a. Reimburse each of the Companies for the amount (if any) of reimbursement due under the individual Company's Contract, but not to exceed for all Loss Occurrences, an amount equal to the Projected Payout Multiple or the Payout Multiple, as applicable, times the individual Company's Reimbursement Premium for the Contract Year.

          b. Thereafter, pursuant to Section 215.555(4)(d)2.b., Florida Statutes, establish the prorated reimbursement level at the highest level for which any remaining fund balance or bond proceeds (as limited by Section 215.555(4)(c), Florida Statutes) are sufficient to reimburse entities created pursuant to Section 627.351(6), Florida Statutes, for reimbursable losses exceeding the amounts payable pursuant to (a) above for the Contract Year. The proration shall be determined based on each entity's share of their aggregate reimbursable losses exceeding the amounts payable pursuant to (a) above. Any additional reimbursements pursuant to this paragraph shall not include losses under an entity's FHCF Retention and will be at the 90% Reimbursement Percentage. In order to determine the amount available for additional reimbursements, the SBA will review reported loss information from all Companies and determine that all Companies which received payments for reimbursable losses but which did not exceed their projected payout have settled all, or substantially all, of their claims eligible for reimbursement. The SBA will then determine the remaining amount of Claims-Paying Capacity available for such additional reimbursements.

APPROVED BY:

Florida Hurricane Catastrophe Fund
By: State Board of Administration


By: /s/ Linda Lettera, General Counsel for   08/07/2006
    --------------------------------------   Date
     Coleman Stipanovich
     Executive Director

Approved as to legality:


/s/ Thomas A. Bink, General Counsel for      08/03/2006
------------------------------------------   Date
Linda Lettera
General Counsel
FL Bar ID#311911

Liberty American Insurance Company
COMPANY


By: /s/ T. Bruce Meyer, Corporate President & CEO   05/27/2006
    ---------------------------------------------   Date
    Name/Title

                                                         FHCF-2006K-1, rev. 6/06
                                                                19-8.010, F.A.C.


                                        2